Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used and not otherwise defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which this pro forma financial information is being attached (the “Form 8-K”). Unless the context otherwise requires, references to “TDAC” refers to Trident Acquisitions Corp. prior to the Closing, “Lottery.com” and “AutoLotto, Inc.” refer to AutoLotto, Inc. prior to the Closing and “Combined Company” refers to Lottery.com Inc. and its consolidated subsidiaries after the Closing.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of TDAC and Lottery.com, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of TDAC as of June 30, 2021, and the historical balance sheet of Lottery.com as of June 30, 2021, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, combine the historical statements of operations of TDAC for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, and the historical statements of operations of Lottery.com for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

●	the historical unaudited financial statements of TDAC as of and for the six months ended June 30, 2021 and the related notes;

●	the historical audited financial statements of TDAC as of and for the year ended December 31, 2020 and the related notes;

●	the historical unaudited financial statements of Lottery.com as of and for the six months ended June 30, 2021 and the related notes; and

●	the historical audited financial statements of Lottery.com as of and for the year ended December 31, 2020 and the related notes; and

●	other information relating to TDAC and Lottery.com incorporated by reference into the Form 8-K, including the Business Combination Agreement, which is filed as Exhibit 2.1 thereto, and the description of certain terms thereof set forth in the section entitled “The Business Combination Agreement” of the Definitive Proxy.

The unaudited pro forma condensed combined financial information should also be read together with the sections titled “Information about Trident — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information about Lottery.com — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included in the Definitive Proxy. For information regarding projected financial information for Lottery.com, see the section titled “Certain Lottery.com Projected Financial Information” in the Definitive Proxy.

Description of the Business Combination

On February 21, 2021, TDAC, Merger Sub and Lottery.com entered into the Business Combination Agreement pursuant to which, at the Closing, Merger Sub merged with and into Lottery.com, with Lottery.com surviving the Merger. Lottery.com became a wholly owned subsidiary of TDAC and TDAC was immediately renamed “Lottery.com Inc.” Upon the consummation of the Business Combination, the Merger Consideration was distributed as follows (in each case, rounded down to the nearest whole share):

●	each outstanding share of Autolotto, Inc. common stock was cancelled and converted into the right to receive the Per Share Merger Consideration;

●	each outstanding share of Lottery.com preferred stock converted into Autolotto, Inc. common stock pursuant to the conversion rate for such shares of Autolotto, Inc. preferred stock effective immediately prior to the Closing;

●	At the Effective Time, each AutoLotto, Inc. Option that was outstanding as of immediately prior to the Effective Time was assumed by TDAC, and continues to have, and remains subject to, the same terms and conditions (including vesting terms and, to the extent applicable, holding period restrictions) as applied to such AutoLotto, Inc. Option immediately prior to the Effective Time, subject to certain exceptions (each, an “Assumed Option”) with such adjustments to the number of shares underlying and the exercise price of such Assumed Option as provided for under the Business Combination Agreement; and

●	At the Effective Time, by virtue of the Merger and without any action on the part of any person, each AutoLotto, Inc. Warrant that was issued and outstanding immediately prior to the Effective Time and was not terminated pursuant to its terms automatically became a warrant exercisable for shares of Common Stock on the same terms and conditions as applied to the AutoLotto, Inc. warrants with adjustments to the number of shares underlying the warrant and the exercise price as are set forth in the Business Combination Agreement.

Other Related Events in connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

●	the contingent issuance of up to 6,000,000 shares of Combined Company common stock (the “Contingent Consideration”), comprised of two separate tranches of 3,000,000 shares per tranche, to current stockholders of Lottery.com for no consideration upon the occurrence of certain triggering events, as described further in the Business Combination Agreement. As these triggering events have not yet been achieved, the Contingent Consideration is treated as contingently issuable in the unaudited pro forma condensed combined financial information. The issuance of the Contingent Consideration would dilute all Combined Company common stock outstanding at that time. Assuming the expected capital structure as of the Closing, the 3,000,000 shares issued in connection with each earnout triggering event would represent approximately 5.5% and 5.0% of shares outstanding for the no redemptions scenario and 5.8% and 5.3% for the maximum redemption scenario, respectively.

●	the Founder Holders will be entitled to receive up to 4,000,000 additional shares of Common Stock that may be issuable from time to time as set forth in the Business Combination Agreement.

Acquisition of Global Gaming

In June 2021, the Company acquired 100% of the equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). The pro forma adjustment for the acquisition of Global Gaming was derived from the historical financial statements of Global Gaming as of and for the year ended December 31, 2020. Since these financials are denominated in Mexican pesos, the December 31, 2020 exchange rate of 19.88 pesos per dollar was used to translate the statement of operations for the year ended December 31, 2020 into US dollars.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TDAC was treated as the acquired company and Lottery.com was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Combined Company represent a continuation of the financial statements of Lottery.com, with the Business Combination treated as the equivalent of Lottery.com issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Lottery.com. Lottery.com has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Lottery.com’s existing stockholders have a majority of the voting power in Combined Company, irrespective of whether existing stockholders of TDAC exercise their right to redeem their shares of common stock;

●	The Combined Company Board consists of six directors, five of whom were designated by Lottery.com and one of whom was designated by TDAC;

●	Lottery.com’s existing senior management team comprises the senior management of the Combined Company; and

●	Lottery.com’s operations prior to the Business Combination comprise the ongoing operations of Combined Company.

The Contingent Consideration is expected to be accounted for as equity classified instruments that are earned upon achieving certain triggering events, which include events that are solely indexed to the common stock of Combined Company.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Combined Company upon consummation of the Business Combination in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. TDAC and Lottery.com have not had any historical relationship prior to the transactions discussed in this proxy statement/prospectus. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to TDAC’s Charter, TDAC’s public stockholders had the opportunity to elect to redeem their shares upon the closing of the Business Combination for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. As of the Effective Date, stockholders elected to redeem 20,955 shares at a redemption price of $10.94 per share, totaling $229,248.

The following summarizes the pro forma Combined Company common stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Number of Shares	% Ownership
Combined Company public shares (1)	11,384,718	22.3%
Combined Company shares issued in merger to Lottery.com stockholders (2)	39,776,980	77.7%
Shares outstanding	51,161,696	100.0%

(1)	Represents TDAC shares outstanding, including shares issued in Initial Public Offering, Private Placements and Founder Shares.
(2)	Excludes potential Combined Company shares related to shares reserved for the future issuance of Lottery.com vested options and warrants and Contingent Consideration.

Following the Closing, the Lottery.com stockholders will have the right to receive the Contingent Consideration upon the occurrence of certain triggering events, as described further in the Business Combination Agreement. Because these Contingent Consideration are contingently issuable based upon the price of Combined Company common stock reaching certain thresholds that have not yet been achieved, the pro forma Combined Company common stock issued and outstanding immediately after the Business Combination excludes the Contingent Consideration.

The following summarizes the total Combined Company common stock shares issued to Lottery.com:

Combined Company shares issued in merger to Lottery.com stockholders	38,261,409
Additional Combined Company shares reserved for the future issuance of Lottery.com vested options and warrants	1,738,591
Merger consideration	40,000,000
Contingent consideration	6,000,000
Total shares potentially issued to Lottery.com	46,000,000

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of TDAC and AutoLotto, Inc. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

	As of June 30, 2021		Transaction Accounting		As of June 30, 2021
	TDAC	Lottery.com	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined
ASSETS
Current assets
Cash and cash equivalents	$129	$3,266	$63,286	(1)	$47,642
			(647)	(3)
			(13,132)	(4)
			(5,031)	(5)
			(229)	(9)
Restricted cash	-	-	-		-
Prepaid expenses	72	20,532	-		20,604
Other current assets	-	3,290	-		3,290
Investments	-	250	-		250
Prepaid income taxes	12	-	-		12
Total current assets	213	27,338	44,247		71,798
Net fixed assets	-	677	-		677
Indefinite life assets and goodwill	-	17,938			17,938
Net intangible assets	-	29,251	-		29,251
Marketable securities held in Trust Account	63,286	-	(63,286)	(1)	-
Deferred tax asset	346	-	-		346
Security deposit	1	-	-		1
Total assets	$63,846	$75,204	$(19,039)		$120,011

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable and accruals	$819	$2,311	$(722)	(4)	2,408
Deferred revenue	-	625	-		625
Convertible debt, current portion	-	8,461	(8,461)	(3)	-
Note payable	-	2,871	-		2,871
Accrued interest	-	2,507	(2,507)	(3)	-
Promissory note - related party	5,075	-	-		5,075
Other accrued expenses	-	4,855	-		4,855
Total current liabilities	5,894	21,630	(11,690)		15,834
Convertible debt, net of current portion		27,471	(27,471)	(3)	-
Warrant liabilities	7,923	-	(2,725)	(8)	5,198
Other long-term liabilities	-	3,600	-		3,600
Deferred underwriters’ discount payable	5,031	-	(5,031)	(5)	-
Total liabilities	18,848	52,701	(46,917)		24,632

Commitments and contingencies

Class A common stock subject to possible redemption	39,998	-	(39,998)	(2)	-

Stockholders' (deficit) equity
Series Seed, A, A-1, and A-2 redeemable convertible preferred stock	-	-	-		-
Common stock	8	6	4	(2)	50
			32	(6)
			(0)	(9)
Additional paid-in capital	6,738	122,433	39,994	(2)	204,209
			47,626	(3)
			(13,300)	(4)
			(32)	(6)
			(1,746)	(7)
			2,725	(8)
			(229)	(9)
Accumulated (deficit) equity	(1,746)	(102,579)	(9,834)	(3)	(111,523)
			890	(4)
			1,746	(7)
Total stockholders' (deficit) equity attributed to the Company	5,000	19,860	67,876		92,736
Non-controlling interests	-	2,643	-		2,643
Total stockholders' (deficit) equity	5,000	22,503	67,876		95,379
Total liabilities, redeemable convertible preferred stock and stockholders' (deficit) equity	$63,846	$75,204	$(19,039)		$120,011

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

			Transaction
			Accounting
	TDAC	Lottery.com	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined
Revenue	$-	$14,787	$-		$14,787
Cost of goods sold	-	4,004	-		4,004
Gross pofit (loss)	-	10,783	-		10,783

Expenses
Administrative expenses	1,437	11,903	(72)	(1)	13,268
Total expenses	1,437	11,903	(72)		13,268

Operating loss	(1,437)	(1,120)	72		(2,485)

Other income (expense)
Interest income	2	-	(2)	(2)	-
Interest expense	-	(5,529)	2,470	(3)	(3,059)
Change in fair value of warrant liability	(1,208)	-	-		(1,208)
Other income	-	-	-		-
Other expense	-	(789)	-		(789)
Total other income (expense)	(1,206)	(6,318)	2,468		(5,056)

Net loss before income taxes	(2,643)	(7,438)	2,540		(7,541)
Benefit from income taxes	129	-	(129)	(4)	-
Net loss	$(2,514)	$(7,438)	$2,411		$(7,541)

Weighted average shares outstanding, subject to possible redemption - basic and diluted	3,892,240
Net loss per share subject to possible redemption - basic and diluted	$-
Weighted average shares outstanding, non-redeemable common stock - basic and diluted	8,075,467
Net loss per share, non-redeemable common stock - basic and diluted	$(0.31)
Weighted average shares outstanding		5,524,794	44,142,288	(5)	49,646,127
Basic and diluted net loss per share		$(1.35)			$(0.15)

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

		Lottery.com			Transaction
			Mexican		Accounting
	TDAC	Lottery.com	Acquisitions	Pro Forma	Adjustments		Pro Forma
	(Historical)	(Historical)	(Historical)	Lottery.com	(Note 2)		Combined
Revenue	$-	$7,460	$2,885	$10,345	$-		$10,345
Cost of goods sold	-	2,953	2,508	5,461	-		5,461
Gross pofit (loss)	-	4,507	377	4,884	-		4,884

Expenses
Administrative expenses	1,386	8,218	384	8,602	-		9,988
Total expenses	1,386	8,218	384	8,602	-		9,988

Operating loss	(1,386)	(3,711)	(7)	(3,718)	-		(5,104)

Other income (expense)
Interest income	349	-	-	-	(349)	(1)	-
Interest expense	-	(1,222)	(15)	(1,237)	1,218	(2)	(9,853)
					(9,834)	(5)
Change in fair value of warrant liability	(2,358)	-	-	-	2,358	(6)	-
Other income	11	-	-	-	-		11
Other expense	-	(879)	(8)	(887)	-		(887)
Total other income (expense)	(1,998)	(2,101)	(23)	(2,124)	(6,607)		(10,729)

Net loss before income taxes	(3,384)	(5,812)	(30)	(5,842)	(6,607)		(15,833)
Benefit from income taxes	217	-	-	-	(217)	(3)	-
Net loss	$(3,167)	$(5,812)	$(30)	$(5,842)	$(6,824)		$(15,833)

Weighted average shares outstanding, subject to possible redemption - basic and diluted	5,207,431
Net loss per share, subject to possible redemption - basic and diluted	$0.05
Weighted average shares outstanding, non-redeemable common stock - basic and diluted	7,272,058
Net loss per share, non-redeemable common stock - basic and diluted	$(0.47)
Weighted average shares outstanding		5,158,607		5,158,607	44,508,475	(4)	49,646,127
Basic and diluted net loss per share		$(1.13)		$(1.13)			$(0.32)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination was accounted as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TDAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Lottery.com, and the Business Combination was treated as the equivalent of Lottery.com issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Lottery.com.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and other related events as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, gives pro forma effect to the Business Combination and other related events as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information and the accompanying notes have been derived from and should be read in conjunction with:

●	the historical unaudited financial statements of TDAC as of and for the six months ended June 30, 2021 and the related notes;

●	the historical audited financial statements of TDAC as of and for the year ended December 31, 2020 and the related notes;

●	the historical unaudited financial statements of Lottery.com as of and for the six months ended June 30, 2021 and the related notes; and

●	the historical audited financial statements of Lottery.com as of and for the year ended December 31, 2020 and the related notes; and

●	other information relating to TDAC and Lottery.com contained in this Form 8-K, including the Business Combination Agreement, attached as Exhibit 2.1 thereto, and the description of certain terms thereof set forth in the section entitled “The Business Combination Agreement” of the Definitive Proxy;

The unaudited pro forma condensed combined financial information should also be read together with the sections of the Definitive Proxy titled “Information about Trident — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information about Lottery.com — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information incorporated by reference into this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this proxy statement/prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this Form 8-K. Management considers this basis of presentation to be reasonable under the circumstances.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account that becomes available for general use by Combined Company following the Business Combination.

(2)	Reflects the transfer of TDAC’s common stock subject to possible redemptions as of June 30, 2021 to permanent equity. Actual redemptions have been de minimis to date.

(3)	Reflects the conversion of all Lottery.com preferred stock (Series Seed preferred, Series A preferred, Series A-1 preferred and Series A-2 preferred) into Lottery.com common stock pursuant to the conversion rate for such shares of Lottery.com preferred stock effective immediately prior to the Closing.

Reflects the conversion of all Lottery.com convertible debt (except for approximately $471,000 plus accrued interest as of June 30, 2021 of approximately $176,000 to be paid in cash) into Lottery.com common stock pursuant to the conversion rate for such shares of Lottery.com preferred stock effective immediately prior to the Closing.

(4)	Reflects the preliminary estimated payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of approximately $13.3 million (including approximately $168,000, which has already been paid and expensed and excluding the $5.0 million of deferred underwriters’ discount payable), which are to be cash settled upon Closing in accordance with the Business Combination Agreement. Approximately $722,000 of the $13.3 million has been accrued and expensed. Transaction costs includes legal, accounting, financial advisory and other professional fees related to the Business Combination.

(5)	Reflects the payment of the deferred underwriters’ discount payable related to TDAC’s Initial Public Offering.

(6)	Reflects the recapitalization of equity as a result of the exchange ratio.

(7)	Reflects the elimination of TDAC’s accumulated deficit to additional paid-in capital.

(8)	Reflects expected cancelation of 561,932 promote shares and all private warrants and the private warrant liability.

(9)	Reflects the cash disbursement for the redemption of 20,955 shares of TDAC common stock at a redemption price of $10.94 per share, totaling $229,248.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(1)	Reflects the elimination of the approximately $72,000 in transaction costs incurred in the period by Lottery.com.

(2)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(3)	Reflects the elimination of interest expense and amortization of discount and beneficial conversion feature associated with the convertible debt which was converted and the small amount that was paid off.

(4)	Reflects reversal of income tax benefits.

(5)	Reflects the increase in the weighted average shares of Combined Company common stock outstanding due to the issuance of common stock (and redemptions in the maximum redemption) in connection with the Business Combination, which is described further in Note 3.

(6)	The historical financials do not contain any material non-recurring transaction costs for the six months ended June 30, 2021, other than (1).

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(2)	Reflects the elimination of interest expense and amortization of discount and beneficial conversion feature associated with the convertible debt which was converted and the small amount that was paid off.

(3)	Reflects reversal of income tax benefits.

(4)	Reflects the increase in the weighted average shares of Combined Company common stock outstanding due to the issuance of common stock (and redemptions in the maximum redemption) in connection with the Business Combination, which is described further in Note 3.

(5)	Reflects the June 30, 2021 discount and beneficial conversion feature balances on the convertible debt as additional interest expense.

(6)	Reflects the elimination of the change in fair value of warrant liability related to the private warrants.

(7)	The historical financials do not contain any material non-recurring transaction costs for the year ended December 31, 2020.

There were approximately $890,000 (approximately $722,000 accrued and approximately $168,000 paid) in transaction costs during the six months ended June 30, 2021 and $0 in the year ended December 31, 2020.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of TDAC common stock outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2020. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Six Months Ended June 30, 2021
Pro Forma Combined

Pro forma net loss	$(7,541,000)
Weighted average shares outstanding - basic and diluted	49,646,127
Net loss per share - basic and diluted (1)	$(0.15)

Lottery.com public shares	11,384,718
Lottery.com shares issued in merger to AutoLotto	38,261,409
Shares outstanding	49,646,127

Year Ended December 31, 2020
Pro Forma Combined

Pro forma net loss	$(15,833,000)
Weighted average shares outstanding - basic and diluted	49,646,127
Net loss per share - basic and diluted (1)	$(0.32)

Lottery.com public shares	11,384,718
Lottery.com shares issued in merger to AutoLotto	38,261,409
Shares outstanding	49,646,127

(1)	Outstanding options and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.